SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934





                Date of Report (Date of earliest event reported)
                                February 27, 2002





                           WHG BANCSHARES CORPORATION
         --------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)




       Maryland                        0-27606               52-1953867
---------------------------       -----------------        -----------------
(State or other jurisdiction      (SEC File No.)          (IRS Employer
     of incorporation)                                    Identification Number)



1505 York Road, Lutherville, Maryland                              21093
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:(410) 583-8700
                                                   --------------


                                 Not Applicable
        ----------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                           WHG BANCSHARES CORPORATION

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------

Item 5.  Other Events
---------------------

         On February 27, 2002, the Registrant jointly announced that it had entered into an Agreement and Plan of Merger (the "Agreement") with BCSB Bankcorp, Inc., Baltimore, Maryland ("BSCB") for the merger of the Registrant with and into BCSB and the merger of the Registrant's wholly-owned subsidiary, Heritage Savings Bank, F.S.B., with and into BCSB's subsidiary, Baltimore County Savings Bank, F.S.B. (collectively, the "Merger"). In consideration of the
Merger, each outstanding share of common stock of the Registrant will be exchanged for $14.25 in cash. Consummation of the Merger is subject to several conditions precedent including, among other things, the approval of Registrant's stockholders and regulatory approval.

         The parties to the Agreement desire to consummate the merger during the third quarter of 2002. The Agreement will expire, however, if the transactions contemplated thereby have not occurred by September 30, 2002.

         For further details, reference is made to the Press Release and the Agreement which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits
--------------------------------------------------------------


Exhibit 99.1 -- Press Release dated February 27, 2002.
------------

Exhibit 99.2 --Agreement and Plan of Merger dated February 27, 2002.
------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          WHG BANCSHARES CORPORATION


Date: March 1, 2002                       By: /s/Peggy J. Stewart
                                              ----------------------------------
                                              Peggy J. Stewart
                                              President and Chief
                                              Executive Officer